UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2017

NORTHERN TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-36609	36-2723087
(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition

The information contained in the registrant’s October 18, 2017 press release, reporting on the registrant’s earnings for the three and nine months ended September 30, 2017, a copy of which is attached as Exhibit 99.2 hereto, is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 17, 2017, Frederick H. Waddell informed the Board of Directors (the “Board”) of Northern Trust Corporation (the “Corporation”) that he will be stepping down from the position of Chief Executive Officer of the Corporation, effective January 1, 2018. Following such time, Mr. Waddell will continue to serve as Chairman of the Corporation.

The Board has elected Michael G. O’Grady to succeed Mr. Waddell as Chief Executive Officer, effective January 1, 2018, in addition to maintaining his current role as President of the Corporation. Effective
January 1, 2018, Mr. O’Grady’s base salary will be increased to $900,000 to reflect his new role.

Mr. Waddell and Mr. O’Grady will serve in each of their respective officer roles for the term provided in the Corporation’s By-laws.

A copy of the Corporation’s press release related to the events described in this Item 5.02 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits:

Exhibit 99.1    October 17, 2017 Press Release
Exhibit 99.2    October 18, 2017 Press Release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHERN TRUST CORPORATION
(Registrant)

Dated:	October 18, 2017	By:	/s/ S. Biff Bowman
S. Biff Bowman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	October 17, 2017 Press Release
99.2	October 18, 2017 Press Release